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                                                                 EXHIBIT 99.1


                      [CONCENTRA MANAGED CARE, INC. LETTERHEAD]

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------



                CONCENTRA MANAGED CARE AND PREFERRED PAYMENTS SYSTEMS
                              AGREE TO PROPOSED MERGER



BOSTON, Massachusetts (February 10, 1998) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) and Preferred Payment Systems, Inc., headquartered in Naperville, Illinois, announced that they have signed a non-binding letter of intent for a proposed merger. Specific terms of the transaction were not disclosed. Although the companies have received early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the proposed merger remains subject to board of directors approval, other customary closing conditions and the execution of definitive documents. There is no assurance that the intended transaction will be completed.